Exhibit 99.1

Press Release 7-09

Goldrich Announces Plans To Commence Commercial Gold Production at Chandalar, Alaska

Spokane, WA – November 6, 2009 - Goldrich Mining Company (OTCBB - GRMC) (the “Company”) is pleased to announce that its Board of Directors has approved plans to commence commercial gold production in 2010 at the Company’s Chandalar property, located 200 miles north of Fairbanks, Alaska. The Board also approved a drill program to continue exploration on the hard-rock target at Chandalar, where there is evidence of a large stratabound gold target. A separate drill program to expand the inventory of mineralized material at the alluvial gold deposit at Little Squaw Creek, located downstream from the stratabound mineralization, is also planned. The Company’s plans are subject to receiving sufficient financing and necessary permits.

The decision to begin commercial production follows the recent completion of the Company’s alluvial gold mining test on Little Squaw Creek (see news release dated October 6, 2009). The Company plans to expand operations by adding a second gold recovery plant, similar to but larger than the one constructed for test mining, and acquiring larger earth-moving equipment necessary to run both plants. Capital costs are estimated to be approximately $5,000,000.

There are seven separate alluvial deposits that have had mining activity in the past at Chandalar. To date, the Company has only drilled at Little Squaw Creek where 10.5 million cubic yards of mineralized material containing 0.0246 ounces of gold per cubic yard have been calculated based on 112 drill holes. The limits of this mineralized material have not been established. A drill program of 15,000 feet is planned to test for extensions of the known mineralized material on Little Squaw Creek and to begin exploration in other drainages.

A 15,000-foot drill program is also planned for the Chandalar hard-rock project that will test mineralization that occurs on the Company's property as a stratabound unit nearly five miles in length. The Company believes the hard-rock mineralization may be the source of the placer gold deposits surrounding Squaw Peak, the highest point on the Chandalar property.

Exploration and development at the Chandalar property have not advanced to the stage where the Company can report reserves compliant with U.S. Securities and Exchange Industry Guide 7.

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For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara at telephone (509) 768-4468; e-mail wschara@goldrichmining.com.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Legislation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Goldrich Mining Company expects or anticipates will or may occur in the future, including such things as the Company’s ability to sell forward gold sale contracts, the anticipated use of proceeds from the sale of such contracts, anticipated commercial production at the Company’s Chandalar gold project and other such matters are forward-looking statements.  Often, but not always, forward-looking statements (1) can be identified by the use of words such as “continue”, ‘‘efforts’’,  “point up”, ‘‘potential’’, ‘‘thought’’, and ‘‘look forward’’, or variations (including negative variations of such words and phrases); or (2) state that certain actions, events or results ‘‘will’’ be taken, occur or be achieved.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause Goldrich Mining Company’s actual results in future periods to differ materially from forecasted results.  These risks and uncertainties include, among other things: the Company’s ability to sell forward gold sale contracts in the current economic environment, volatility of natural resource prices, including gold prices; product demand; market competition; the Company’s ability to continue with corporate spending priorities; the Company’s ability to secure additional financing; the existence and extent of gold deposits at the Chandalar property; the Company’s ability to start and maintain commercial production at the Company’s Chandalar property; and other risks inherent in the Company’s operations discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.    The Company makes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable laws or regulatory policies.

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